UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

Genesis Fluid Solutions Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-148346	98-0531496
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6660 Delmonico Drive Suite 242-D Colorado Springs, CO	80919
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 359-5215

(Former name or former address if changed since last report.)

Copies to:
Harvey J. Kesner, Esq.
Benjamin S. Reichel, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Shares of Equity Securities

On December 29, 2009, Genesis Fluid Solutions Holdings, Inc. (the “Company”) accepted subscriptions for a total of 107.5 units in a private placement, consisting of an aggregate of 2,687,500 shares of the our common stock and warrants to purchase an aggregate of 1,343,750 shares of common stock at an exercise price of $2.00 per share, for a per unit purchase price of $25,000. We received net proceeds from such closing of the private placement of $2,565,527. The offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The securities sold in the offering were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 8.01 Other Events

On December 29, 2009, the Company issued a press release announcing that it had closed on a financing for $2,687,500, which when aggregated with the Company’s other financings on October 30, 2009 and November 19, 2009 equaled gross proceeds of $6,150,000. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement (1)
10.2	Form of Investor Warrant (1)
10.3	Form of Registration Rights Agreement (1)
99.1	Press Release dated December 30, 2009

(1)	Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on November 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 30, 2009

GENESIS FLUID SOLUTIONS HOLDINGS, INC.

By:	/s/ Martin Hedley

Name: Title:	Martin Hedley Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Subscription Agreement (1)
10.2	Form of Investor Warrant (1)
10.3	Form of Registration Rights Agreement (1)
99.1	Press Release dated December 30, 2009

(1)	Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on November 5, 2009.